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                                                                      EXHIBIT 99

[DUSA LOGO]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC.(R)
FOR RELEASE AT 11:00 A.M.

               DUSA ANNOUNCES EXECUTIVE MANAGEMENT APPOINTMENTS:
                            NEW CFO AND NEW VP SALES

WILMINGTON, MA. FEBRUARY 16, 2005 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS:
DUSA) is pleased to announce the appointment of Richard Christopher as DUSA's VP, Finance and Chief Financial Officer, and Gary Talarico as DUSA's VP, Sales.

In announcing the appointments, Bob Doman, DUSA's President and COO, said "Rich's appointment as VP, Finance and CFO is based on his strong contributions to DUSA over the last four years. In his prior position as VP, Financial Planning and Business Analysis he was responsible not only for budgeting and financial analysis, but he also had significant involvement in the Company's day-to-day accounting activities. Rich has an undergraduate degree in Finance and a Masters Degree in Accounting along with a strong background in financial and operational audit. We'd also like to thank Peter Chakoutis, our former CFO, for his continued assistance to effect a smooth transition following the prior announcement of his pending departure scheduled for the end of Q1, 2005."

Bob continued "In Gary Talarico, DUSA is gaining a senior, experienced sales professional with a significant background in dermatology, and a track record of generating strong sales growth as DUSA continues to gear up for increasing adoption of its Levulan(R) Photodynamic Therapy (PDT). Gary was previously Executive VP, Sales and Marketing for Reliant Pharmaceuticals, where he built the sales force from start-up to over 800 sales professionals while bringing seven products to market. Prior to that, Gary was Executive VP, Business Development for Ventiv Health US Sales. In addition, Gary has extensive background in dermatology having served previously as VP, Dermatology at Cabot Laboratories and VP, Sales at Medicis Pharmaceuticals. We are delighted to be able to add such a strong sales leader to DUSA at this critical stage of our growth. In his new position Gary will be a member of our Management Team and report into me. Effective with Gary's appointment Paul Sowyrda, who has served as VP, Marketing and Sales, will assume the position of VP, Marketing."

"We are also pleased that David Page, who currently is Associate VP, Sales has for personal reasons elected to relocate to the Florida area, to assume the position of Director, Southeastern Region Sales reporting to Gary. The Southeast Region represents a significant growth opportunity for DUSA and we are fortunate to have someone with David's experience leading our sales team in the region."

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development and marketing of Levulan Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical conditions, with a primary focus on dermatology. PDT and PD utilize light-activated compounds to induce a therapeutic or detection effect. DUSA maintains offices in Wilmington, MA, Valhalla, NY and Toronto, Ontario.
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Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to DUSA's intention to gear-up for increases in the adoption of its Levulan PDT, expectations for DUSA's future corporate growth and the significance of growth opportunities for DUSA in the Southeastern Region. Such risks and uncertainties include, but are not limited to, changing market and regulatory conditions, continuing FDA approval of DUSA's therapies, maintenance of DUSA's patent portfolio, DUSA's ability to successfully market its Levulan PDT therapy and other risks identified in our SEC filings from time to time, including those contained in DUSA's Form 10-K for the year ended December 31, 2003.

For further information contact:
D. GEOFFREY SHULMAN, MD, Chairman & CEO
or SHARI LOVELL, Director, Shareholder Services
Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com